Exhibit 23.5

Roland Berger
Strategy Consultants

February 23rd, 2012

To:	China Auto Rental Holdings Inc.
2F, Lead International Building, 2A Zhonghuan South Road
Wangjing, Chaoyang Dist., Beijing 100102, People’s Republic of China

Madam/Sirs:

We hereby consent to the use of our name, the reference to our report dated Feb. 22nd, 2012 commissioned by China Auto Rental Holdings Inc. (the “Report”) and the inclusion of statistical data from the Report under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry” and “Business” in the prospectus included in the registration statement on Form F-1, originally filed by China Auto Rental Holdings Inc. on January 18, 2012 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully, Roland Berger

/s/ Roland Berger

February 23, 2012